                                                                      Exhibit 21


                          HASBRO, INC. AND SUBSIDIARIES

                       Subsidiaries of the Registrant (a)

Name Under Which Subsidiary                       State or Other Jurisdiction of
Does Business                                     Incorporation or Organization
---------------------------                       ------------------------------
Hasbro Receivables Funding, LLC.                         Delaware
Hasbro International, Inc.                               Delaware
  Hasbro France S.A.S.                                   France
    Hasbro Deutschland GmbH                              Germany
  Hasbro Italy S.r.l.                                    Italy
  Hasbro Latin America Inc.                              Delaware
    Hasbro Chile LTDA                                    Chile
    Hasbro Latin America, L.P.                           Delaware
  Hasbro S.A.                                            Switzerland
    Hasbro Holdings S.A.                                 Switzerland
      Hasbro Canada Corporation / Corporation
        Hasbro Canada                                    Nova Scotia
    Hasbro Asia-Pacific Marketing Ltd.                   Hong Kong
    Hasbro de Mexico S.R.L. de C.V.                      Mexico
    Hasbro (Schweiz) AG                                  Switzerland
    Hasbro U.K. Limited                                  United Kingdom
    Group Grosvenor Plc.                                 United Kingdom
    MB International B.V.                                The Netherlands
      Hasbro B.V.                                        The Netherlands
      Hasbro Hellas Industrial & Commercial
       Company S.A.                                      Greece
      Hasbro Toys & Games Holdings, S.L.                 Spain
        Hasbro Iberia SL                                 Spain
        MB Espana, S.A.                                  Spain
      S.A. Hasbro N.V.                                   Belgium
      Hasbro InterToy Eqitim Araclari Sanayi Ve
        Ticaret A.S.                                     Turkey
    Hasbro Far East LTD                                  Hong Kong
    Has Aust Pty Ltd                                     Australia
        Hasbro Australia Limited                         Australia
  Hasbro Ireland Limited                                 Ireland
Hasbro Managerial Services, Inc.                         Rhode Island
Wizards of the Coast, Inc.                               Washington
  Wizards of the Coast Retail, Inc.                      Washington


  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.